As filed with the Securities and Exchange Commission on February 28, 2020

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________________

FORM F-10
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_____________________________

FSD PHARMA INC.
(Exact name of registrant as specified in its charter)

Ontario, Canada
(Province or other jurisdiction of incorporation or organization)

2833
(Primary Standard Industrial Classification Code Number, if applicable)

Not applicable
(I.R.S. Employer Identification No., if applicable)

520 William Street
Cobourg, ON K9A 3A5
Tel: (416) 854-8884
(Address and telephone number of Registrant's principal executive offices)

CT Corporation System
28 Liberty Street
New York, New York 10005
Telephone: (212) 894-8940
(Name, address (including zip code) and telephone number (including area code) of agent for service in the United States)

Copies to:

Raza Bokhari FSD Pharma Inc. 520 William Street Cobourg, Ontario Canada, K9A 3A5 Tel: (416) 854-8884	Christopher J. Cummings Paul, Weiss, Rifkind, Wharton & Garrison LLP Toronto-Dominion Centre 77 King Street West, Suite 3100 Toronto, Ontario Canada, M5K 1J3 Tel: (416) 504-0520	Aaron Sonshine Bennett Jones LLP First Canadian Place 100 King Street W, Suite 3400 Toronto, Ontario, Canada M5X 1A4 Tel: (416) 777-6448

Approximate date of commencement of proposed sale to the public:
As soon as practicable after this Registration Statement becomes effective.

Province of Ontario, Canada
(Principal jurisdiction regulating this offering)

It is proposed that this filing shall become effective (check appropriate box below):

A. [   ] upon filing with the Commission pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).

B. [X] at some future date (check the appropriate box below):

1. [   ] pursuant to Rule 467(b) on ( ) at ( ) (designate a time not sooner than 7 calendar days after filing).

2. [   ] pursuant to Rule 467(b) on ( ) at ( ) (designate a time 7 calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on (              ).

3. [   ] pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.

4. [X] after the filing of the next amendment to this Form (if preliminary material is being filed).

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction's shelf prospectus offering procedures, check the following box. [X]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Unit	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee
Class B Subordinate Voting Shares, no par value (4)
Subscription Receipts (5)
Warrants (6)
Debt Securities (7)
Units (8)
Total	US$75,300,000	(2)	US$75,300,000	US$9,774

(1) There are being registered under this Registration Statement such indeterminate number of class B subordinate voting shares ("Class B Shares"), subscription receipts, warrants, debt securities and units or any combination thereof, of the Registrant as shall have an aggregate offering price not to exceed US$75,300,000 (or its equivalent in any other currency used to denominate the securities), based on a proposed maximum aggregate offering price of C$100,000,000. U.S. dollar amounts are calculated based on the Bank of Canada daily average rate of US$0.7530 =C$1.00 on February 25, 2020.

(2) The proposed maximum offering price per security will be determined, from time to time, by the Registrant in connection with the sale of the securities registered under this Registration Statement.

(3) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the "Securities Act").

(4) There is being registered an indeterminate number of Class B Shares, no par value, as from time to time may be issued at indeterminate prices.

(5) There is being registered an indeterminate number of subscription receipts as from time to time may be issued at indeterminate prices. Each subscription receipt will be issued under a subscription receipt agreement and will represent a right to exchange such subscription receipt into Class B Shares, warrants, debt securities and/or units.

(6) There is being registered an indeterminate number of warrants as from time to time may be issued at indeterminate prices. Each warrant will be issued under a warrant agreement and will represent a right to purchase one or more of Class B Shares, subscription receipts, debt securities and/or units.

(7) There is being registered an indeterminate principal amount of debt securities consisting of debentures, notes or other secured or unsecured evidence of indebtedness as may be sold from time to time.

(8) There is being registered an indeterminate number of units as from time to time may be issued at indeterminate prices. Each unit will consist of one or more of the Registrant's Class B Shares, subscription receipts, warrants and/or debt securities.

 The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registration Statement shall become effective as provided in Rule 467 under the Securities Act or on such date as the Commission, acting pursuant to Section 8(a) of the Securities Act, may determine.

PART I

INFORMATION REQUIRED TO BE DELIVERED TO
OFFEREES OR PURCHASERS

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the United States Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

SUBJECT TO COMPLETION, DATED FEBRUARY 28, 2020

PRELIMINARY SHORT FORM BASE SHELF PROSPECTUS

New Issue and/or Secondary Offering	February 28, 2020

FSD PHARMA INC.

C$100,000,000
__________________

Class B Subordinate Voting Shares

Subscription Receipts

Warrants

Debt Securities

Units
__________________

FSD Pharma Inc. ("FSD", "FSD Pharma", the "Corporation", "we", "us", or "our") may, from time to time during the 25-month period that this short form base shelf prospectus (including any amendments hereto, the "Prospectus") remains valid, offer and sell or otherwise distribute up to an aggregate initial offering price of C$100,000,000 (or the equivalent in other currencies or currency units based on the applicable exchange rate at the time of the offering) of our Class B Subordinate Voting Shares ("Class B Shares"), subscription receipts of the Corporation ("Subscription Receipts"), warrants to purchase Class B Shares ("Warrants"), bonds, debentures, notes or other evidence of indebtedness of any kind, nature or description, of the Corporation ("Debt Securities"), and/or units consisting of one or more of the other securities described in this Prospectus in any combination ("Units" and, collectively with the Class B Shares, Subscription Receipts, Warrants and Debt Securities, the "Securities" and each, a "Security"). The aggregate initial offering price shall be calculated, in the case of interest bearing Debt Securities, on the basis of the principal amount of Debt Securities issued, and, in the case of non-interest bearing Debt Securities, on the basis of the gross proceeds received by the Corporation from the particular offering.

The Securities qualified hereunder may be offered and sold in one or more offerings, separately or together, in separate series, in such amounts, at such prices and on such terms to be contained in one or more supplements to this Prospectus (collectively or individually, as the case may be, each a "Prospectus Supplement"). In addition, one or more securityholders (each, a "Selling Securityholder") of the Corporation may also offer and sell Securities under this Prospectus. See "Selling Securityholders". We, or our Selling Securityholders, as applicable, may offer Securities in such amount and, in the case of the, Subscription Receipts, Warrants, Debt Securities and Units, with such terms as we, or our Selling Securityholders, as applicable, may determine in light of market conditions.

All information permitted under applicable laws to be omitted from this Prospectus will be contained in one or more Prospectus Supplements that will be delivered to purchasers together with this Prospectus as required by applicable laws. Each Prospectus Supplement will be deemed to be incorporated by reference into this Prospectus for the purposes of securities legislation as of the date of the Prospectus Supplement and only for the purposes of the distribution of the Securities to which the Prospectus Supplement pertains. You should read this Prospectus and any Prospectus Supplement before you invest in any Securities.

There are certain risk factors that should be carefully reviewed by prospective purchasers of any of our Securities. See "Risk Factors".

The Corporation is a Canadian issuer that is permitted, under the multijurisdictional disclosure system adopted by the United States (the "U.S.") and Canada (the "MJDS"), to prepare this Prospectus in accordance with Canadian disclosure requirements, which are different than those of the U.S. We prepare our financial statements in accordance with International Financial Reporting Standards ("IFRS"), as issued by the International Accounting Standards Board ("IASB"), and may be subject to Canadian auditing and auditor independence standards. As a result, the financial statements included or incorporated by reference in this Prospectus and any applicable Prospectus Supplement may not be comparable to financial statements of U.S. companies.

Prospective investors should be aware that the acquisition of the Securities may have tax consequences both in the U.S. and in Canada. Such consequences for purchasers who are resident in, or citizens of, the U.S. may not be described fully herein or in any applicable Prospectus Supplement with respect to a particular offering of Securities. Prospective investors should read the tax discussion contained in any applicable Prospectus Supplement with respect to a particular offering of Securities, and consult their own tax advisors prior to deciding to purchase any Securities. See "Certain Income Tax Considerations".

The enforcement by investors of civil liabilities under U.S. federal securities laws may be affected adversely by the fact that we are incorporated or organized under the laws of Ontario, Canada, that some or all of our officers and directors are residents of Canada, that some or all of the experts named in this Prospectus are residents of Canada, and that all or a substantial portion of the Corporation's assets and the assets of such persons are located outside the U.S. See "Enforcement of Civil Liabilities".

NEITHER THE SEC NOR ANY STATE OR CANADIAN SECURITIES REGULATOR HAS APPROVED OR DISAPPROVED THE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The specific terms of any offering of Securities will be set forth in one or more Prospectus Supplements, including where applicable: (i) in the case of the Class B Shares, the number of Class B Shares offered, the currency (which may be Canadian dollars or any other currency), the issue price and any other specific terms; (ii) in the case of Subscription Receipts, the number of Subscription Receipts offered, the currency (which may be Canadian dollars or any other currency), the issue price, the terms and procedures for the exchange of the Subscription Receipts and any other specific terms; (iii) in the case of Warrants, the designation, the number of Warrants offered, the currency (which may be Canadian dollars or any other currency), number of the Class B Shares that may be acquired upon exercise of the Warrants, the exercise price, dates and periods of exercise, adjustment procedures and any other specific terms; (iv) in the case of Debt Securities, the designation, aggregate principal amount and authorized denominations of the Debt Securities, any limit on the aggregate principal amount of the Debt Securities, the currency (which may be Canadian dollars or any other currency), the issue price (at par, at a discount or at a premium), the issue and delivery date, the maturity date (including any provisions for the extension of a maturity date), the interest rate (either fixed or floating and, if floating, the method of determination thereof), the interest payment date(s), the provisions (if any) for subordination of the Debt Securities to other indebtedness, any redemption or purchase provisions, any repayment provisions, any terms entitling the holder to exchange or convert the Debt Securities into other securities, any defeasance provisions, security (if any) applicable to such Debt Securities and any other specific terms; and (v) in the case of Units, the designation, the number of Units offered, the offering price, the currency (which may be Canadian dollars or any other currency), terms of the Units and of the securities comprising the Units and any other specific terms. Where required by statute, regulation or policy, and where Securities are offered in currencies other than Canadian dollars, appropriate disclosure of foreign exchange rates applicable to such Securities will be included in the Prospectus Supplement describing such Securities.

ii

Our issued and outstanding Class B Shares are listed and posted for trading under the trading symbol "HUGE" in Canada on the Canadian Securities Exchange (the "CSE") and in the U.S. on the NASDAQ Capital Market ("NASDAQ"). On February 27, 2020, the last trading day prior to the date of this Prospectus, the closing price of the Class B Shares was C$6.34 per Class B Share on the CSE and US$4.80 per Class B Share on the NASDAQ. Any offering of Securities other than Class B Shares will be a new issue of Securities with no established trading market.

Unless otherwise specified in the applicable Prospectus Supplement, any Securities offered thereunder, other than our Class B Shares, will not be listed and posted for trading on any securities exchange. Accordingly, unless so specified, there will be no market through which those Securities may be sold and purchasers may not be able to resell such Securities purchased under this Prospectus or any applicable Prospectus Supplement. This may affect the pricing of these Securities in the secondary market (if any), the transparency and availability of trading prices, the liquidity of the Securities, and the extent of issuer regulation. See "Risk Factors".

We may sell the Securities, and the Selling Securityholder may sell Securities, directly to one or more purchasers or through underwriters, brokers, dealers, or agents. The Prospectus Supplement relating to a particular offering of Securities will identify each underwriter, broker, dealer or agent, as the case may be, engaged by us and/or the Selling Shareholder in connection with the offering and sale of Securities, and will set forth the terms of the offering of such Securities, including the method of distribution of such Securities, the public offering price, the proceeds to us and/or the Selling Shareholder, any fees, discounts or other compensation payable to any underwriter, broker, dealer or agent, and any other material terms of the plan of distribution. Securities may be sold from time to time in one or more transactions at a fixed price or fixed prices, or at non-fixed prices. If offered on a non-fixed price basis, Securities may be offered at market prices prevailing at the time of sale or at prices to be negotiated with purchasers at the time of sale, which prices may vary between purchasers and during the period of distribution. If Securities are offered on a non-fixed price basis, the underwriters', brokers', dealers' or agents' compensation will be increased or decreased by the amount by which the aggregate price paid for Securities by the purchasers exceeds or is less than the gross proceeds paid by the underwriters, brokers, dealers or agents to us. See "Plan of Distribution".

No underwriter has been involved in the preparation of, or has performed a review of, the contents of this Prospectus.

Subject to applicable laws, in connection with any offering of Securities, the underwriters, brokers, dealers or agents, as the case may be, may over-allot or conduct transactions intended to stabilize, maintain or otherwise affect the market price for the Securities at levels other than those which otherwise might prevail in the open market. Such transactions may be commenced, interrupted or discontinued at any time. See "Plan of Distribution".

R. Bokhari, S. Buyer, R. Ciaruffoli, J. Datin, L. Kaiser and D. Urban are directors of the Corporation who reside outside of Canada. Each of these directors has appointed Bennett Jones LLP, 3400 One First Canadian Place, P.O. Box 130, Toronto, Ontario, Canada, M5X 1A4, as their agent for service of process. Prospective purchasers of Securities are advised that it may not be possible for investors to enforce judgments obtained in Canada against any person that resides outside of Canada, even if the party has appointed an agent for service of process.

You should rely only on the information contained in this Prospectus. We have not authorized anyone to provide you with information different from that contained in this Prospectus.

The distribution of Securities hereunder is subject to approval of certain legal matters on behalf of the Corporation by Bennett Jones LLP concerning matters of Canadian law and Paul, Weiss, Rifkind, Wharton & Garrison LLP concerning matters of U.S. law.

Our head office and principal place of business is located at 520 Williams Street, Coburg, Ontario, Canada K9A 3A5, and our registered office is located at 1 Rossland Road West, Suite 202, Ajax, Ontario, Canada M5C 1P1.

iii

TABLE OF CONTENTS

NOTICE TO PURCHASERS

In this Prospectus and any Prospectus Supplement, unless otherwise indicated, references to "we", "us", "our", "its", "FSD", "FSD Pharma" or the "Corporation" are to FSD Pharma Inc. and the direct or indirect subsidiary entities of FSD Pharma Inc. and any partnership interests held by FSD Pharma Inc. and its subsidiary entities. All references to "dollars", "C$" or "$" are to Canadian dollars and all references to "US$" are to U.S. dollars. We prepare our financial statements in accordance with IFRS, as issued by the IASB. As a result, the financial statements included or incorporated by reference in this Prospectus and any applicable Prospectus Supplement may not be comparable to financial statements of U.S. companies.

Prospective purchasers should rely only on the information contained in: (a) this Prospectus and any applicable Prospectus Supplement; and (b) any documents incorporated by reference in this Prospectus or in any applicable Prospectus Supplement. The Corporation has not authorized anyone to provide prospective purchasers with different or additional information.  If anyone provides prospective purchasers with any different or inconsistent information, prospective purchasers should not rely on it.  Prospective purchasers should bear in mind that although the information contained in, or incorporated by reference in, this Prospectus is intended to be accurate as of the date hereof or the date of such documents incorporated by reference, respectively, such information may also be amended, supplemented or updated, as may be required by applicable securities laws, by the subsequent filing of additional documents deemed by applicable securities laws to be, or otherwise incorporated by reference into this Prospectus, any Prospectus Supplement and by any subsequently filed prospectus amendments, if any. This Prospectus constitutes a public offering of Securities only in those jurisdictions where they may be lawfully distributed and therein only by persons permitted to distribute such Securities. The Corporation is not making any offer of Securities in any jurisdiction where the offer is not permitted by law.

The Corporation may, from time to time, sell any combination of the Securities described in this Prospectus in one or more offerings up to an aggregate offering amount of C$100,000,000 or the equivalent in other currencies. This Prospectus provides prospective purchasers with a general description of the Securities that the Corporation may offer. Each time the Corporation distributes Securities under this Prospectus, the Corporation will provide a prospective purchaser with a Prospectus Supplement that will contain specific information about the terms of that offering of Securities. The Prospectus Supplement may also add, update or change information contained in this Prospectus. Before a purchaser makes a decision to purchase Securities, the prospective purchaser should read this Prospectus, any applicable Prospectus Supplement, together with the documents incorporated by reference in this Prospectus and any applicable Prospectus Supplement.

We have filed with the U.S. Securities and Exchange Commission (the "SEC") a registration statement on Form F-10 under the United States Securities Act of 1933, as amended (the "U.S. Securities Act"), relating to the Securities. This Prospectus, which constitutes a part of the registration statement, does not contain all of the information contained in the registration statement, certain items of which are contained in the exhibits to the registration statement as permitted by the rules and regulations of the SEC. Statements included or incorporated by reference into this Prospectus about the contents of any contract, agreement or other documents referred to are not necessarily complete, and in each instance, you should refer to any applicable full version or more detailed description of the contract, agreement or other document, as may be available electronically on SEDAR at www.sedar.com and on EDGAR at www.sec.gov, for a more complete description of the matter involved. Each such statement is qualified in its entirety by such reference. Information on or connected to the Corporation's website, even if referred to in a document incorporated by reference herein, does not constitute part of this Prospectus or any Prospectus Supplement. See "Where You Can Find Additional Information".

CAUTION REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in this Prospectus and any Prospectus Supplement, and in the documents incorporated by reference into this Prospectus, contain certain forward-looking statements and forward-looking information (collectively referred to as "forward-looking statements"). When used in such documents, the words "may", "would", "could", "will", "intend", "plan", "anticipate", "believe", "estimate", "expect", "project" and similar expressions, as they relate to us or our management, are intended to identify forward-looking statements. In particular, this Prospectus and the documents incorporated by reference into this Prospectus contain forward-looking statements which include, but are not limited to, the manner in which the selling securityholders may sell Securities, the filing of one or more Prospectus Supplement(s), the expansion of our product offering, our business objectives and the expected impacts of previously announced acquisitions and developments.

In addition to those forward-looking statements referred to above, readers should also refer to the AIF (as defined below), under the heading "Forward-Looking Information" and the Q3 2019 MD&A (as defined below) under the heading "Forward-Looking Statements", both of which are incorporated by reference into this Prospectus, for a list of additional forward-looking statements made by us in this Prospectus and the documents incorporated by reference into this Prospectus.

Such statements reflect our current views with respect to future events and are subject to certain risks, uncertainties and assumptions. Actual results may differ materially from those expressed in these forward-looking statements due to a number of uncertainties and risks, including the risks described in this Prospectus, any Prospectus Supplement and in the documents incorporated by reference into this Prospectus and other unforeseen risks, including, without limitation:

  the good standing of our Licenses (as defined below), or inability to obtain regulatory approval in one or more jurisdictions for any product candidates that we may identify and develop;

  our limited operating history and history of losses;

  inability to obtain required additional financing on terms favourable to the Corporation;

  risks associated with development and commercialization of pharmaceutical products, including the inability to predict timing or amounts of expenses, requirements of regulatory authorities, and completion of clinical studies, which may encounter substantial delays or may not be able to be completed at all;

  potential side effects, adverse events, or other properties or safety risks of our product candidates, which could delay or halt their clinical development, prevent their regulatory approval, cause suspension or discontinuance of clinical trials, abandonment of a product candidate, limit their commercial potential, if approved, or result in other negative consequences;

  results of earlier studies or clinical trials not being predictive of future clinical trials, and initial studies or clinical trials may not establish an adequate safety or efficacy profile for our product candidates to justify proceeding to advanced clinical trials or an application for regulatory approval;

  failure of clinical trials to demonstrate substantial evidence of the safety and/or effectiveness of product candidates, which could prevent, delay or limit the scope of regulatory approval and commercialization, including from difficulties encountered in enrolling patients in clinical trials, and reliance on third parties to conduct our clinical trials and some aspects of our research and preclinical testing;

  if clinical trials are conducted for product candidates outside of the U.S., the FDA (as defined below) and comparable regulatory authorities may not accept data from such trials;

  failure to achieve the degree of market acceptance and demand for our products by physicians, patients, healthcare payors, and others in the medical community which are necessary for commercial success;

  competition from other technologies and pharmaceutical products, including from synthetic production, new manufacturing processes and new technologies, and expected significant competition from other companies with similar businesses;

  risk factors related to the Facility (as defined below) which may prevent realization of business objectives, including the amount of required capital to expand and maintain the Facility and production,;

  uncertainties or delays associated with expansion of the Facility, including the inability to obtain regulatory approvals or permits;

  our dual class share structure between the Class A Multiple Voting Shares ("Class A Shares") and Class B Shares;

  risks inherent in an agricultural business;

  vulnerability to rising or volatile energy costs;

  reliance on management and important staff members;

  dependence on suppliers and skilled labour;

  compliance with environmental, health and safety laws and regulations;

  insurance and uninsured risks;

  ability to realize production targets;

  supply chain interruptions and the ability to maintain required supplies of skilled labour, specialized knowledge, equipment, parts and components;

  reliance on a single Facility;

  ability of the Corporation to manage growth effectively;

  failure or inability to implement required internal controls;

  increased costs as a result of operating as a public company in the U.S.;

  ability to identify and execute future acquisitions or dispositions effectively, including the ability to successfully manage the impacts of such transactions on our operations;

  our international business operations, including expansion to new jurisdictions, could expose us to regulatory risks or factors beyond our control such as currency exchange rates, changes in governmental policy, trade barriers, trade embargoes, investigation of sanctions relating to corruption of foreign public officials or international sanctions and delays in the development of international markets for our products;

  risks associated with acquisitions and partnerships, including the ability to attract and retain business partners and reliance of the Corporation on the operations of its partners, and the lack of control over such operations associated with investments the Corporation has made in strategic partners;

  there could be unforeseen claims made against us, including product liability claims or regulatory actions if products are alleged to have caused significant loss or injury;

  termination of the agreement pertaining to the joint venture with Auxly Cannabis Group Inc. (the "Auxly Agreement") and the proposed class action litigation associated with the termination of the Auxly Agreement;

  claims from suppliers;

  risk of conflict related to directors and officers of FSD Pharma who may currently, or in the future, also serve as directors and/or officers of other public companies that may be involved in the same industry as FSD Pharma;

  lack of dividends, and reinvestment of retained earnings, if any, into the Corporation's business;

  the dependence of our operations, in part, on the maintenance and protection of our information technology systems, and the information technology systems of its third-party research institution collaborators, contract research organizations or other contractors or consultants, which could face cyber-attacks;

  tax-related risks, including unforeseen changes to tax and accounting rules, practices or requirements that may be difficult or impossible for us to implement or comply with, and our classification as a "passive foreign investment company";

  the regulation of the medical cannabis industry in Canada, including by Health Canada's Office of Controlled Substances, and associated regulatory risks, including failure or delays in obtaining regulatory approvals, changes in regulation and enforcement of regulations or violation of regulations;

  changes, whether anticipated or not, in laws, regulations and guidelines that may result in significant compliance costs for our business, including in relation to restrictions on branding and advertising, regulation of provincial distribution and excise taxes;

  failure to comply with licensing requirements under the Cannabis Act (as defined herein), including the ability of key employees and personnel to maintain or renew required security clearance with Health Canada;

  the stage of industry maturity of the medical and recreational cannabis industry, and future uncertainty about the size of the market;

  prevention or inability of the Corporation's employees or shareholders from entry into the U.S., or a lifetime ban on entry into the U.S.;

  unfavourable publicity or consumer perception of the Corporation and the cannabis industry and cannabis products, including as a result of clinical research which may draw opposing or negative conclusions;

  ability to promote and sustain our brands, including any restrictions or constraints on marketing practices under the regulatory framework in which we operation, including plain packaging regulations;

  the ability to provide the capital required for research, product development, operations and marketing;

  the shelf life of any inventory, including unexpected write-downs or fair value adjustments of biological assets or recall of products;

  perceived reputational risk from third parties with whom we do business as a result of our cannabis-related activities, or who may elect not to do business with us;

  our ability to product and sell medical products in, and export medical products to, other jurisdictions outside of Canada, which is dependent on compliance with additional regulatory or other requirements;

  co-investment risks associated with investments the Corporation may make with strategic investors or other third parties through joint ventures or other entities from time to time;

  reliance on our own market research and ability to forecast future projected sales, which are generally not obtainable from other sources, and the possibility of considerable variation in the price of our products due to the early stage of the cannabis industry in Canada;

  ability to safely, securely, efficiently and cost-effectively transport our products to consumers;

  any fraudulent or illegal activity, or other misconduct or improper activities that our directors, officers, employees, contractors, consultants, commercial partners or vendors may engage in, including noncompliance with regulatory standards and requirements;

  the nascent status of the medical and recreational cannabis industry, and associated uncertainty that the industry will continue to exist or grow as currently anticipated;

  manufacturing problems that could result in delay of our development or commercialization programs;

  changes in government, or changes in funding for the FDA and other government agencies, which could hinder their ability to ability to hire and retain key leadership and other personnel, prevent new products and services from being developed or commercialized in a timely manner or otherwise prevent those agencies from performing normal functions, on which we may rely;

  inability to establish sales and marketing capabilities, or enter in to agreements with third parties, to sell and market any product candidates that we may develop;

  uncertainty associated with insurance coverage and reimbursement status for newly-approved pharmaceutical products, which could result in product candidates becoming subject to unfavourable pricing regulations, third-party coverage and reimbursement practices, or healthcare reform initiatives, including legislative measures aimed at reducing healthcare costs;

  limitations on our ability to obtain and maintain sufficient protection of our intellectual property, or if the scope of any protection is not sufficiently broad, including any issued patents covering our product candidates being found invalid or unenforceable if challenged in court, or if we become subject to claims challenging the inventorship of our patents and other intellectual property rights;

  inability to adequately product our trademarks or trade names, or to protect the confidentiality of our trade secrets, or inability to obtain patent term extension or non-patent exclusivity in the U.S. or other countries, or if patents have terms inadequate to protect our competitive position on product candidates for an adequate duration;

  third party claims of intellectual property infringement;

  whether an active trading market for our Class B Shares is sustained;

  dilution from issuing Securities;

  conditions in the global economy and capital markets; and

  those other risks discussed in the AIF under the heading "Risk Factors" and in the Q3 2019 MD&A under the headings "Forward-Looking Statements" and "Risks and Uncertainties".

You should not rely on any forward-looking statements. Any forward-looking statement is made only as of the date of this Prospectus or the applicable document incorporated by reference into this Prospectus. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, after we distribute this Prospectus, except as otherwise required by law.

DOCUMENTS INCORPORATED BY REFERENCE

Information has been incorporated by reference into this Prospectus from documents filed with securities commissions or similar authorities in Canada. Copies of the documents incorporated herein by reference may be obtained on request without charge from our Chief Financial Officer at 520 Williams Street, Coburg, Ontario, Canada K9A 3A5, telephone (416) 854-8884. Copies of documents incorporated by reference are also available electronically at www.sedar.com.

We file with the securities commission or similar regulatory authority in each of the provinces of Canada (other than Québec), annual and quarterly reports, material change reports and other information. We are subject to the informational requirements of the U.S Securities Exchange Act of 1934, as amended (the "U.S. Exchange Act"), and, in accordance with the U.S. Exchange Act, we also file reports with and furnish other information to the SEC. Under the multijurisdictional disclosure system adopted by the United States, these reports and other information (including financial information) may be prepared, in part, in accordance with the disclosure requirements of Canada, which differ from those in the U.S. Our filings are also electronically available from the SEC's Electronic Data Gathering, Analysis and Retrieval system ("EDGAR"), which can be accessed at www.sec.gov, as well as from commercial document retrieval services. Our filings on EDGAR are not incorporated by reference in this Prospectus except as specifically set out herein.

Under applicable securities laws in Canada, the Canadian securities commissions or similar regulatory authorities allow the Corporation to incorporate by reference certain information that it files with the Canadian securities commissions or similar regulatory authorities, which means that the Corporation can disclose important information to prospective purchasers by reference to those documents. Information that is incorporated by reference is an important part of this Prospectus. We have filed the following documents with the securities commissions or similar regulatory authorities in certain of the provinces of Canada and such documents are specifically incorporated by reference into this Prospectus:

(i) the annual information form dated May 13, 2019 for the year ended December 31, 2018 (the "AIF");

(ii) the (amended) audited consolidated financial statements as at December 31, 2018 and December 31, 2017 and for the years ended December 31, 2018 and, December 31, 2017, together with the notes thereto, and the auditors' report thereon (the "FY 2018 Financial Statements");

(iii) the management's discussion and analysis of financial condition and results of operations dated May 3, 2019 for the year ended December 31, 2018;

(iv) the condensed consolidated interim financial statements as at and for the three and nine month periods ended September 30, 2019 and 2018 (the "Q3 2019 Financial Statements");

(v) the (revised) interim management's discussion and analysis of financial condition and results of operations dated December 2, 2019 for the three and nine months ended September 30, 2019 (the "Q3 2019 MD&A");

(vi) the material change report dated May 17, 2019, regarding the execution of a definitive Collaborative Research and Development Agreement with Solarvest BioEnergy Inc. to research and develop pharmaceutical-grade cannabinoids;

(vii)   the material change report dated July 8, 2019, regarding the acquisition by the Corporation of Prismic Pharmaceuticals Inc. ("Prismic");

(viii) the material change report dated September 9, 2019, regarding the announcement of an intended private placement of Class B Shares for aggregate proceeds of up to US$5,000,000;

(ix) the material change report dated November 8, 2019, regarding the private placement of Class B Shares of the Corporation completed September 30, 2019; and

(x) the management proxy circular dated November 14, 2019 relating to the annual general and special meeting of shareholders held on December 16, 2019.

Any documents of the type required by National Instrument 44-101 - Short Form Prospectus Distributions ("NI 44-101") of the Canadian Securities Administrators (the "CSA") to be incorporated by reference in a short form prospectus, including any annual information form, comparative annual financial statements and the auditors' report thereon, comparative unaudited interim financial statements, management's discussion and analysis of financial condition and results of operations, material change report (except a confidential material change report), business acquisition report and information circular, if filed by us with the securities commissions or similar authorities in the provinces of Canada after the date of this Prospectus and before the termination of the distribution shall be deemed to be incorporated by reference into this Prospectus.

To the extent that any document or information incorporated by reference into this Prospectus is included in a report that is filed with the SEC on Form 40-F or Form 20-F (or any respective successor form), such document or information shall also be deemed to be incorporated by reference as an exhibit to the registration statement on Form F-10 of which this Prospectus forms a part. In addition, we may, to the extent expressly provided therein, incorporate by reference into this Prospectus documents that we furnish with the SEC on Form 6-K pursuant to Section 13(a) or 15(d) of the U.S. Exchange Act.

Any "template version" of any "marketing materials" (as such terms are defined in National Instrument 41-101 - General Prospectus Requirements ("NI 41-101") filed by the Corporation after the date of a Prospectus Supplement and before the termination of the distribution of Securities offered pursuant to such Prospectus Supplement (together with this Prospectus) will be deemed to be incorporated by reference into such applicable Prospectus Supplement for the purposes of the distribution of Securities to which that Prospectus Supplement pertains.

Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference into this Prospectus will be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in this Prospectus or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference into this Prospectus modifies or supersedes that statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Prospectus.

Upon a new annual information form, audited annual financial statements and related management's discussion and analysis, unaudited interim financial statements and related management's discussion and analysis, or a new information circular relating to an annual meeting (or annual and special meeting) of holders of Class B Shares (each of the foregoing, a "Disclosure Document") being filed by us with, and where required, accepted by, the securities commission or similar regulatory authority in each of the provinces of Canada (other than Québec) during the term of this Prospectus, the previous corresponding Disclosure Document, and any material change reports and business acquisition reports filed prior to the commencement of our financial year in which the Disclosure Documents are filed shall no longer be deemed to be incorporated into this Prospectus for purposes of future offers and sales of Securities under this Prospectus.

All information permitted under applicable securities laws to be omitted from this Prospectus, including the specific variable terms for an issue of Securities and other information in relation to such Securities, will be contained or incorporated by reference in one or more Prospectus Supplements that will be delivered to purchasers together with this Prospectus and any amendments hereto. Each Prospectus Supplement will be deemed to be incorporated by reference in this Prospectus for the purposes of applicable securities legislation as of the date of the Prospectus Supplement and only for the purposes of the offering of the Securities to which the Prospectus Supplement pertains.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-10 relating to the Securities. This Prospectus, which constitutes a part of the registration statement, does not contain all of the information contained in the registration statement, certain items of which are contained in the exhibits to the registration statement as permitted by the rules and regulations of the SEC. Statements included or incorporated by reference into this Prospectus about the contents of any contract, agreement or other documents referred to are not necessarily complete, and in each instance, you should refer to the exhibits for a more complete description of the matter involved. Each such statement is qualified in its entirety by such reference.

We are subject to the information requirements of the U.S. Exchange Act and applicable Canadian securities legislation, and in accordance therewith we file reports and other information with the SEC and with the securities regulatory authorities in Canada. Under the MJDS adopted by Canada and the U.S., documents and other information that we file with the SEC may be prepared in accordance with the disclosure requirements of Canada, which are different from those of the U.S. As a foreign private issuer, we are exempt from the rules under the U.S. Exchange Act prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the U.S. Exchange Act. In addition, we are not required to publish financial statements as promptly as U.S. companies.

You may read and download the documents we have filed with the SEC electronically on the SEC's EDGAR website at www.sec.gov. We are also subject to filing requirements prescribed by the securities legislation of all Canadian provinces (other than Québec). These filings are available electronically from SEDAR at www.sedar.com.

ENFORCEABILITY OF CIVIL LIABILITIES

We are a corporation existing under the Business Corporations Act (Ontario) (the "OBCA"). A number of our officers and directors and some of the experts named in this Prospectus, are residents of Canada or otherwise reside outside the U.S., and all, or a substantial portion of their assets and a substantial portion of our assets, are located outside the U.S.

We have appointed an agent for service of process in the U.S., but it may be difficult for holders of Securities who reside in the U.S. to effect service within the U.S. upon those directors, officers and experts who are not residents of the U.S. It may also be difficult for holders of Securities who reside in the U.S. to realize in the U.S. upon judgments of courts of the U.S. predicated upon our civil liability and the civil liability of our directors, officers and experts under U.S. federal securities laws or the securities laws of any state of the U.S.

We have been advised by our Canadian counsel, Bennett Jones LLP, that a judgment of a U.S. court predicated solely upon civil liability under U.S. federal securities laws would likely be enforceable in Canada if the U.S. court in which the judgment was obtained has a basis for jurisdiction in the matter that would be recognized by a Canadian court for the same purposes. We have also been advised by such counsel, however, that there is substantial doubt whether an action could be brought in Canada in the first instance on the basis of liability predicated solely upon U.S. federal securities laws.

We filed with the SEC, concurrently with our registration statement on Form F-10 of which this Prospectus is a part, an appointment of agent for service of process on Form F-X. Under the Form F-X, we appointed C T Corporation System as our agent for service of process in the U.S. in connection with any investigation or administrative proceeding conducted by the SEC, and any civil suit or action brought against or involving us in a U.S. court arising out of or related to or concerning the offering of the Securities under this Prospectus.

THE CORPORATION

The Corporation was formed under and is governed by the provisions of the OBCA on November 1, 1998 pursuant to the amalgamation of Olympic ROM World Inc., 1305206 Ontario Company, 1305207 Ontario Inc., Century Financial Capital Group Inc. and Dunberry Graphic Associates Ltd. On May 24, 2018 pursuant to Articles of Amendment, the Corporation changed its name to "FSD Pharma Inc." Our head office and principal place of business is at 520 Williams Street, Coburg, Ontario, Canada K9A 3A5. Our registered office is at 1 Rossland Road West, Suite 202, Ajax, Ontario, Canada, M5C 1P1.

As of the date hereof, the Corporation currently has two material subsidiaries: (i) FV Pharma Inc. ("FV Pharma"), which is wholly-owned by the Corporation and incorporated pursuant to the OBCA; and (ii) Prismic, which is wholly-owned by the Corporation incorporated and incorporated under the laws of the State of Arizona.  References herein to FSD Pharma Bioscience include Prismic.

OUR BUSINESS

The Corporation operates two business divisions. FSD Pharma Bioscience is focused on bioscience, including research and development ("R&D") and clinical development of synthetic cannabinoid based treatments of certain disease conditions with an aim to improve patient outcomes. Our goal is for these compounds to ultimately be approved by the FDA and other international regulatory agencies as prescription medications. FV Pharma is a licensed producer of cannabis in Canada under the Cannabis Act (Canada) (together with the regulations promulgated thereunder (the "Cannabis Regulations"), the "Cannabis Act") and associated Cannabis Regulations, focused on producing and extracting high-quality, hydroponic, pharmaceutical-grade cannabis leaf. The common denominator between the two divisions is the medicinal-grade cannabis plant and its derivative cannabinoids.

FSD Pharma Bioscience

FSD Pharma Bioscience intends to leverage pharmaceutical synthetic compounds that target the endocannabinoid system of the human body, with a focus on pharmaceutical development through review and approval by the U.S. Food and Drug Administration (the "FDA") and other international regulatory agencies. The specific mechanisms of action of the various compounds is not yet fully understood, but it is likely that they work by mimicking the effects of the body's own cannabinoids, or endocannabinoids. The discovery of endocannabinoids - neurotransmitters, neuromodulators, and specialized receptors that the body produces autonomously and naturally − and of cannabinoid receptors in the brain and central nervous system, the peripheral nervous system, the body's immune system, and the gastrointestinal and genitourinary tracts, provided the basis for the belief these compounds may play an important medical role in impacting inflammation and disordered homeostasis in humans.

Endocannabinoids and their receptors play pivotal roles in the body's health and in many disease processes. In recent years, there has been considerable interest in cannabinoids for the treatment of human disease, through modulation of the endocannabinoid system. Scientific research since the 1960s shows that the endocannabinoid system may play a role in the management of many medical conditions and chronic diseases.

Through the Prismic transaction, the Corporation acquired an exclusive, worldwide (excluding Italy and Spain) license to exploit for pharmaceutical purposes patents and other intellectual property rights to micro-palmitoylethanolamide ("PEA") owned by Epitech Group SpA. PEA is a naturally occurring substance that is produced within the body in response to inflammation and interacts with endocannabinoid receptors throughout the body, including the central nervous system. FSD is currently seeking to advance pharmaceutical development programs centered on ultra micro-PEA that meet one or more selected criteria. All efforts are intended to be founded on a biologic plausibility of an efficacious effect with a high safety profile.

Cannabis Licenses

The Corporation holds three licenses from Health Canada: (i) a Cultivation License (defined below); (ii) a Processing License (defined below); and (iii) a Sale for Medical Purposes Licence (collectively, the "Licenses"). FV Pharma received its initial License under section 22(2) of the Access to Cannabis for Medical Purposes Regulations ("ACMPR") on October 13, 2017, authorizing FV Pharma to cultivate and process cannabis (the "Cultivation Licence"). In addition, the License permitted FV Pharma to acquire cannabis plants and/or seeds for the purpose of initiating plant growth and for conducting analytical testing.

On February 19, 2019, the Corporation announced that FV Pharma had received its Standard Processing Licence (the "Processing Licence"). The Processing Licence allows FV Pharma to produce cannabis, other than obtain it by cultivating, propagating or harvesting it (i.e. extract oils). Under Health Canada's new Cannabis Regulations, the Processing Licence is required for any facility that is processing more than the equivalent of 600 kg of dried flowers per year.

On April 18, 2019, the Corporation received a Sale of Medical Cannabis Licence (the "Sale for Medical Purposes Licence") to supply and sell certain cannabis products under the Cannabis Act, which was limited to cannabis plants and cannabis plant seed. On June 21, 2019, the Corporation received an amendment to its Sale for Medical Purposes Licence, which now permits FV Pharma to sell or provide fresh cannabis or dried cannabis oil to such other persons who are permitted to purchase medical cannabis products under the Cannabis Act. The Licences are valid until October 13, 2020.

The Corporation commenced sales of medical cannabis under the Licenses in August 2019. The Corporation is not currently licensed to sell cannabis for adult recreational use, and has no immediate plans to apply for a license that would permit us to do so. However, the Corporation has made investments in certain recreational cannabis retailers in Canada. For additional information on our investments in recreational cannabis retailers in Canada, see "Description of Business - Narrative Description of the Company's Business - Recent Developments: 2018 and 2019 to Date - Investment in Huge Shops" and "Description of Business - Narrative Description of the Company's Business - Recent Developments: 2018 and 2019 to Date - Investment in High Tide" in our Q3 2019 MD&A.

The Facility

FV Pharma's plant and operations are located at its facility located at 520 William Street, Cobourg, Ontario, K9A 3A5 (the "Facility"). FV Pharma acquired the Facility in November 2017 and expanded operations into the Facility in 2018, following approval from Health Canada and the completion of financing to complete its proposed capital improvements. The Facility is licensed for 25,000 square feet. Within this 25,000 square feet, the space is designated for several purposes: flowering, vegetation, drying, packaging and ancillary space. The overall square footage also includes truck traps, hallways, etc. 9,500 square feet is canopy space (flower rooms plus vegetation rooms). In total, the Facility hosts an existing 620,000 square feet of building space. The Facility is situated only one hour east of Toronto in Cobourg, Ontario, off the 401 highway and has access by car or rail to Toronto, Ottawa and Montreal.

As of the date hereof, the Corporation has not entered into any contractual arrangements and has no current commitments for capital expenditures with respect to the build-out of the Facility. We own the 70-acre property on which the Facility is located (the "Facility Property"). Approximately 32 acres of the Facility Property are utilized for the Facility's current building, with the remaining 38 acres available for additional development.

CONSOLIDATED CAPITALIZATION

There have been no material changes to the Corporation's share and loan capitalization, on a consolidated basis, since September 30, 2019. The applicable Prospectus Supplement will describe any material change, and the effect of such material change, on the share and loan capitalization that will result from the issuance of Securities pursuant to such Prospectus Supplement.

USE OF PROCEEDS

Unless otherwise indicated in an applicable Prospectus Supplement relating to an offering of Securities, we expect to use the net proceeds we receive from the sale of Securities to finance future growth opportunities including acquisitions and investments, to finance our capital expenditures, to reduce our outstanding indebtedness, for working capital purposes or for general corporate purposes, as will be further described in one or more Prospectus Supplements. The amount of net proceeds to be used for each of the principal purposes will be described in the applicable Prospectus Supplement. All expenses relating to an offering of Securities and any compensation paid to underwriters, brokers, dealers or agents will be paid out of our general funds. From time to time, we may issue debt securities or incur additional indebtedness other than through the issue of Securities pursuant to this Prospectus. We will not receive any proceeds from any sales of Securities by any Selling Securityholders pursuant to a secondary offering. More detailed information regarding anticipated expenses associated with any underwriter, broker, dealer or agent in respect of any sales by us or a Selling Securityholder will be described in any applicable Prospectus Supplement.

PLAN OF DISTRIBUTION

We may offer and sell Securities, and the Selling Securityholder may offer and sell Securities, to or through underwriters, brokers, dealers, or agents (including through block trades of Securities), or Securities directly to purchasers or through underwriters, brokers, dealers or agents. In effecting such sales of Securities, brokers or dealers may arrange for other brokers or dealers to participate. Such transactions may include purchases of the Securities by a broker-dealer as principal and resales of the Securities by the broker-dealer for its account pursuant to this Prospectus, ordinary brokerage transactions, or transactions in which the broker-dealer solicits purchasers. These Securities may be offered and sold in Canada and/or the U.S. and elsewhere where permitted by applicable law, subject to obtaining any applicable exemption from registration requirements.

The distribution of Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, or at prices related to such prevailing market prices as may be negotiated with purchasers and as set forth in an accompanying Prospectus Supplement.

If offered on a non-fixed price basis, Securities may be offered at market prices prevailing at the time of sale or at prices to be negotiated with purchasers at the time of sale, which prices may vary between purchasers and during the period of distribution. If Securities are offered on a non-fixed price basis, the underwriters', brokers', dealers' or agents' compensation will be increased or decreased by the amount by which the aggregate price paid for Securities by the purchasers exceeds or is less than the gross proceeds paid by the underwriter, broker, dealer or agent to us, or in the case of Securities offered by the Selling Shareholder, to the Selling Securityholder.

In connection with the sale of Securities, or in the case of Securities offered by a Selling Securityholder, underwriters, brokers, dealers or agents may receive compensation from us, and from the Selling Securityholder in the case of Securities offered by a Selling Securityholder, or from purchasers of Securities for whom they may act as agents in the form of discounts, concessions or commissions (and, in the case of Securities offered by a Selling Securityholder, such discounts, concessions or commissions as to particular underwriters, brokers, dealers or agents may be in excess of those customary in the types of transactions involved). Underwriters, brokers, dealers or agents that participate in any distribution of Securities may be deemed underwriters and any commissions to be received by them from us and/or a Selling Securityholder, as applicable, and any profit on the resale of Securities by them may be deemed to be underwriting discounts or commissions under applicable securities legislation, including the U.S. Securities Act.

If so indicated in the applicable Prospectus Supplement, we may authorize dealers or other persons acting as our agents to solicit offers by certain institutions to purchase the Securities directly from us, or in the case of Securities offered by a Selling Securityholder, the Selling Securityholder may authorize dealers or other persons acting as agent to the Selling Securityholder to solicit offers by certain institutions to purchase Securities directly from the Selling Securityholder, pursuant to contracts providing for payment and delivery on a future date. These contracts will be subject only to the conditions set forth in the applicable Prospectus Supplement or supplements, which will also set forth the commission payable for solicitation of these contracts.

The applicable Prospectus Supplement relating to any offering of Securities will also set forth the terms of the offering relating to the particular Securities, including, to the extent applicable, the initial offering price, the proceeds to us and/or the Selling Securityholder from the offering, the underwriting discounts or commissions, and any other discounts or concessions to be allowed or reallowed to dealers. Underwriters, brokers, dealers or agents with respect to any offering of Securities, or Securities sold to or through underwriters, brokers, dealers or agents by us and/or a Selling Securityholder, as applicable, will be named in the Prospectus Supplement relating to such offering of Securities.

In connection with any offering of Securities, other than an "at-the-market distribution", the underwriters, brokers, dealers or agents may over-allot or effect transactions which stabilize or maintain the market price of the Securities offered at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time.

Under agreements which may be entered into by us and/or a Selling Securityholder, underwriters, brokers, dealers or agents who participate in the distribution of Securities may be entitled to indemnification by us and/or a Selling Securityholder against certain liabilities, including liabilities under the U.S. Securities Act and applicable Canadian provincial securities legislation, or to contributions with respect to payments which such Underwriters may be required to make in respect thereof. The underwriters, brokers, dealers or agents with whom we may enter into agreements may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

Any offering of Subscription Receipts, Warrants, Debt Securities or Units that is not a secondary offering will be a new issue of Securities with no established trading market for those Securities. Unless otherwise specified in the applicable Prospectus Supplement, the Subscription Receipts, Debt Securities, Warrants or Units will not be listed on any securities exchange or any automated dealer quotation system, and there may be no market through which the Subscription Receipts, Debt Securities, Warrants or Units may be sold and purchasers may not be able to resell Subscription Receipts, Debt Securities, Warrants or Units purchased under this Prospectus or any Prospectus Supplement. This may affect the pricing of the Subscription Receipts, Debt Securities, Rights or Units in the secondary market, the transparency and availability of trading prices, the liquidity of such Securities, and the extent of issuer regulation. Certain broker-dealers may make a market in the Subscription Receipts, Debt Securities, Warrants or Units, as applicable, but will not be obligated to do so and may discontinue any market making at any time without advance notice. No assurance can be made that any broker-dealer will make a market in the, Subscription Receipts, Debt Securities, Warrants or Units or as to the liquidity of the trading market, if any, for such Securities.

The Selling Security may also enter into derivative transactions with third parties. If a Prospectus Supplement so indicates, in connection with those derivatives, the third parties may sell Securities covered by this prospectus and the applicable Prospectus Supplement, including in short sale transactions. If so, the third parties may use Securities pledged by the Selling Securityholder or borrowed from the Selling Securityholder or others to settle those sales or to close out any related open borrowings of Securities, and may use Securities received from the Selling Shareholder in settlement of those derivatives to close out any related open borrowings of Securities. The third parties in such sale transactions will be underwriters, brokers, dealers or agents and will be identified in the applicable Prospectus Supplement.

Under the securities laws of some states, our Securities may be sold in such states only through registered or licensed underwriters, brokers, dealers or agents. In addition, in some states our Securities may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any securityholder will sell any or all of our Securities registered pursuant to the registration statement, of which this Prospectus forms a part. Once sold under the registration statement, of which this Prospectus forms a part, our Securities will be freely tradable in the hands of persons other than our affiliates.

DESCRIPTION OF SHARE CAPITAL

The Class B Shares are "restricted securities" within the meaning of such term under applicable Canadian securities laws, as these Securities do not carry equal voting rights as compared with our Class A Shares.  As of February 27, 2020, the Class B Shares represented approximately 29.1% of the voting rights attached to outstanding voting securities of the Corporation. The following is a summary of the rights, privileges, restrictions and conditions attached to the Class B Shares:

Meetings & Voting Rights

Holders of Class A Shares and Class B Shares are entitled to notice of and to attend at all meetings of the shareholders of the Corporation, except meetings at which only holders of another particular class or series of shares of the Corporation shall have the right to vote. At each such meeting, each Class A Share shall entitle the holder thereof to 276,660 votes in respect of each Class A Share, and each Class B Share shall entitle the holder thereof to one vote, voting together as a single class, except as otherwise expressly provided herein or as provided by law.

Neither the holders of the Class A Shares nor the holders of the Class B Shares shall be entitled to vote separately as a class upon a proposal to amend the articles of the Corporation in the case of an amendment referred to in paragraph (a) or (e) of subsection 170(1) of the OBCA.  Neither the holders of the Class A Shares nor the holders of the Class B Shares shall be entitled to vote separately as a class upon a proposal to amend the articles of the Corporation in the ease of an amendment referred to in paragraph (b) of subsection 170(1) or the OBCA unless such exchange, reclassification or cancellation: (a) affects only the holders of that class; or (b) affects the holders of Class A Shares and Class B Shares differently, on a per share basis, and such holders are not otherwise entitled to vote separately as a class under any applicable law or the Corporation's articles in respect of such exchange, reclassification or cancellation.

Dividends, Liquidation & Participation

The Class A Shares and the Class B Shares shall be subject to and subordinate to the rights, privileges, restrictions and conditions attaching to any class ranking senior to the Class A Multiple and the Class B Shares and shall rank pari passu, share for share, as to the right to receive dividends and to receive the remaining property and assets of the Corporation on the liquidation, dissolution or winding-up of the Corporation, whether voluntarily or involuntarily, or any other distribution of assets of the Corporation among its shareholders for the purposes of winding up its affairs.

For the avoidance of doubt, holders of Class A Shares and Class B Shares shall, subject always to the rights of the holders of shares of any class ranking senior to the Class A Shares and the Class B Shares, be entitled to receive (i) such dividends as the board of directors of the Corporation shall determine, and (ii) in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntarily or involuntarily, or any other distribution of assets of the Corporation among its shareholders for the purposes of winding up its affairs, the remaining property and assets of the Corporation, in the case of (i) and (ii) in an identical amount per share, at the same time and in the same form (whether in cash, in specie or otherwise) as if the Class A Shares and the Class B Shares were of one class only, provided, however, that in the event of a payment of a dividend in the form of shares of the Corporation, holders of Class A Shares shall receive Class A Shares and holders of Class B Shares shall receive Class B Shares, unless otherwise determined by the board of directors of the Corporation.

Participation

In the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or in the event of any other distribution of assets of the Corporation among its shareholders for the purpose of winding up its affairs, the holders of Class A Shares and Class B Shares shall, subject to the prior rights of the holders of any shares of the Corporation ranking in priority to the Class A Shares and Class B Shares be entitled to participate rateably along with all other holders of Class A Shares and Class B Shares (on an as converted to Class B Shares basis).

Changes

No subdivision or consolidation of the Class A Shares or the Class B Shares shall be carried out unless, at the same time, the Class B Shares or the Class A Shares, as the case may be, are subdivided or consolidated in the same manner and on the same basis.

Conversion

The Class B Shares are not convertible into any other class of shares. Each outstanding Class A Share may at any time, at the option of the holder, be converted into one fully paid and non-assessable Class B Share, in accordance with the procedures established under the Corporation's articles.

Take-Over Bid Protections

In connection with any Change of Control Transaction (as defined below) requiring approval of the holders of Class A Shares and Class B Shares under the OBCA, holders of Class A Shares and Class B Shares shall be treated equally and identically, on a per share basis, unless different treatment of the shares of each such class is approved by a majority of the votes cast by the holders of outstanding Class A Shares who voted in respect of that resolution and by a majority of the votes cast by the holders of outstanding Class B Shares who voted in respect of that resolution, each voting separately as a class at a meeting of the holders of that class called and held for such purpose.

Under the Corporation's articles of incorporation, a "Change of Control Transaction" means an amalgamation, arrangement, recapitalization, business combination or similar transaction of the Corporation, other than an amalgamation, arrangement, recapitalization, business combination or similar transaction that would result in the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the continuing entity or its parent) more than fifty percent (50%) of the total voting power represented by the voting securities of the Corporation, the continuing entity or its parent and more than fifty percent (50%) of the total number of outstanding shares of the Corporation, the continuing entity or its parent, in each case as outstanding immediately after such transaction, and the shareholders of the Corporation immediately prior to the transaction own voting securities of the Corporation, the continuing entity or its parent immediately following the transaction in substantially the same proportions (vis-a-vis each other) as such shareholders owned the voting securities of the Corporation immediately prior to the transaction.

Under applicable Canadian law, an offer to purchase Class A Shares would not necessarily require that an offer be made to purchase Class B Shares. In accordance with the rules of the CSE designed to ensure that, in the event of a take-over bid, the holders of Class B Shares will be entitled to participate on an equal footing with holders of Class A Shares, the holders of not less than 80% of the outstanding Class A Shares have entered into a customary coattail agreement with the Corporation and a trustee (the "Coattail Agreement").

The Coattail Agreement contains provisions customary for dual class, publicly-traded corporations designed to prevent transactions that otherwise would deprive the holders of Class B Shares of rights under the take-over bid provisions of applicable Canadian securities legislation to which they would have been entitled if the Class A Shares had been Class B Shares.

The undertakings in the Coattail Agreement do not apply to prevent a sale of Class A Shares by a holder of Class A Shares party to the Coattail Agreement if concurrently an offer is made to purchase Class B Shares that:

(i) offers a price per Class B Share at least as high as the highest price per share paid or required to be paid pursuant to the take-over bid for the Class A Shares;

(ii) provides that the percentage of outstanding Class B Shares to be taken up (exclusive of shares owned immediately prior to the offer by the offeror or persons acting jointly or in concert with the offeror) is at least as high as the percentage of outstanding Class A Shares to be sold (exclusive of Class A Shares owned immediately prior to the offer by the offeror and persons acting jointly or in concert with the offeror);

(iii) has no condition attached other than the right not to take up and pay for Class B Shares tendered if no shares are purchased pursuant to the offer for Class A Shares; and

(iv) is in all other material respects identical to the offer for Class A Shares.

In addition, the Coattail Agreement does not prevent the sale of Class A Shares by a holder thereof to a permitted holder, provided such sale does not or would not constitute a take-over bid or, if so, is exempt or would be exempt from the formal bid requirements (as defined in applicable securities legislation). The conversion of Class A Shares into Class B Shares, shall not, in and of itself constitute a sale of Class A Shares for the purposes of the Coattail Agreement.

The Coattail Agreement may not be amended, and no provision thereof may be waived, unless, prior to giving effect to such amendment or waiver, the following have been obtained: (a) the consent of the CSE and any other applicable securities commission or similar regulatory authority in Canada and (b) the approval of at least 66 and 2/3% of the votes cast by holders of Class B Shares represented at a meeting duly called for the purpose of considering such amendment or waiver, excluding votes attached to Class B Shares held directly or indirectly by holders of Class A Shares, their affiliates and related parties and any persons who have an agreement to purchase Class A Shares on terms which would constitute a sale for purposes of the Coattail Agreement other than as permitted thereby.

Except as otherwise provided above, Class A Shares and Class B Shares are equal in all respects and shall be treated as shares of a single class for all purposes under the OBCA.

The Corporation has complied with the requirements of Part 12 of NI 41-101 to be able to file a prospectus under which the Class B Shares or Securities that are, directly or indirectly, convertible into, or exercisable or exchangeable for, the Class B Shares are distributed, as the Corporation received the requisite prior majority approval of shareholders of the Corporation, at the annual and special meeting of shareholders held on March 15, 2018, in accordance with applicable law, including Section 12.3 of NI 41-101, for the business combination between the Corporation and FV Pharma (the "Business Combination"), pursuant to which FV Pharma completed a reverse takeover of the Corporation and, in connection with the Business Combination, the Corporation amended its articles of incorporation on May 24, 2018, to create the new terms of the Class A Shares and Class B Shares, which amendments constituted a "restricted security reorganization" within the meaning of such term under applicable Canadian securities laws.

See "Description of Share Capital" in the AIF for additional details as to the description of the capital structure of the Corporation and see "General Development of the Business - Three Year History - Business Combination with FV Pharma and Concurrent Financing" for additional details of the Business Combination.

DESCRIPTION OF SUBSCRIPTION RECEIPTS

The following description of the terms of Subscription Receipts sets forth certain general terms and provisions of Subscription Receipts in respect of which a Prospectus Supplement may be filed. The particular terms and provisions of Subscription Receipts offered by any Prospectus Supplement, and the extent to which the general terms and provisions described below may apply thereto, will be described in the Prospectus Supplement filed in respect of such Subscription Receipts.

Subscription Receipts may be offered separately or in combination with one or more other Securities. The Subscription Receipts will be issued under a subscription receipt agreement. A copy of the subscription receipt agreement will be filed by us with the applicable securities commission or similar regulatory authorities after it has been entered into by us and will be available electronically at www.sedar.com.

Pursuant to the subscription receipt agreement, original purchasers of Subscription Receipts may have a contractual right of rescission against the Corporation, following the issuance of the underlying Class B Shares or other Securities to such purchasers upon the surrender or deemed surrender of the Subscription Receipts, to receive the amount paid for the Subscription Receipts in the event that this Prospectus and any amendment thereto contains a misrepresentation or is not delivered to such purchaser, provided such remedy for rescission is exercised within 180 days from the closing date of the offering of Subscription Receipts.

The description of general terms and provisions of Subscription Receipts described in any Prospectus Supplement will include, where applicable:

  the number of Subscription Receipts offered;

  the price at which the Subscription Receipts will be offered;

  if other than Canadian dollars, the currency or currency unit in which the Subscription Receipts are denominated;

  the procedures for the exchange of the Subscription Receipts into Class B Shares or other Securities;

  the number of Class B Shares or other Securities that may be obtained upon exercise of each Subscription Receipt;

  the designation and terms of any other Securities with which the Subscription Receipts will be offered, if any, and the number of Subscription Receipts that will be offered with each Security;

  the terms applicable to the gross proceeds from the sale of the Subscription Receipts plus any interest earned thereon;

  the material tax consequences of owning the Subscription Receipts; and

  any other material terms, conditions and rights (or limitations on such rights) of the Subscription Receipts.

We reserve the right to set forth in a Prospectus Supplement specific terms of the Subscription Receipts that are not within the options and parameters set forth in this Prospectus. In addition, to the extent that any particular terms of the Subscription Receipts described in a Prospectus Supplement differ from any of the terms described in this Prospectus, the description of such terms set forth in this Prospectus shall be deemed to have been superseded by the description of such differing terms set forth in such Prospectus Supplement with respect to such Subscription Receipts.

DESCRIPTION OF WARRANTS

The following description of the terms of Warrants sets forth certain general terms and provisions of Warrants in respect of which a Prospectus Supplement may be filed. The particular terms and provisions of Warrants offered by any Prospectus Supplement, and the extent to which the general terms and provisions described below may apply thereto, will be described in the Prospectus Supplement filed in respect of such Warrants.

Warrants may be offered separately or in combination with one or more other Securities. Each series of Warrants will be issued under a separate warrant agreement to be entered into between us and one or more banks or trust companies acting as warrant agent. The applicable Prospectus Supplement will include details of the warrant agreements covering the Warrants being offered. The warrant agent will act solely as our agent and will not assume a relationship of agency with any holders of Warrant certificates or beneficial owners of Warrants. A copy of the warrant agreement will be filed by us with the applicable securities commission or similar regulatory authorities after it has been entered into by us and will be available electronically at www.sedar.com.

Pursuant to the warrant agreement, original purchasers of Warrants may have a contractual right of rescission against the Corporation, following the issuance of the underlying Class B Shares or other securities to such purchasers upon the exercise or deemed exercise of the Warrants, to receive the amount paid for the Warrants and the amount paid upon exercise of the Warrants in the event that this Prospectus and any amendment thereto contains a misrepresentation or is not delivered to such purchaser, provided such remedy for rescission is exercised within 180 days from the closing date of the offering of Warrants.

The description of general terms and provisions of Warrants described in any Prospectus Supplement will include, where applicable:

  the designation and aggregate number of Warrants offered;

  the price at which the Warrants will be offered;

  if other than Canadian dollars, the currency or currency unit in which the Warrants are denominated;

  the designation and terms of the Class B Shares that may be acquired upon exercise of the Warrants;

  the date on which the right to exercise the Warrants will commence and the date on which the right will expire;

  the number of Class B Shares that may be purchased upon exercise of each Warrant and the price at which and currency or currencies in which that amount of securities may be purchased upon exercise of each Warrant;

  the designation and terms of any Securities with which the Warrants will be offered, if any, and the number of the Warrants that will be offered with each Security;

  the date or dates, if any, on or after which the Warrants and the related Securities will be transferable separately;

  the minimum or maximum amount, if any, of Warrants that may be exercised at any one time;

  whether the Warrants will be subject to redemption or call, and, if so, the terms of such redemption or call provisions; and

  any other material terms, conditions and rights (or limitations on such rights) of the Warrants.

We reserve the right to set forth in a Prospectus Supplement specific terms of the Warrants that are not within the options and parameters set forth in this Prospectus. In addition, to the extent that any particular terms of the Warrants described in a Prospectus Supplement differ from any of the terms described in this Prospectus, the description of such terms set forth in this Prospectus shall be deemed to have been superseded by the description of such differing terms set forth in such Prospectus Supplement with respect to such Warrants.

DESCRIPTION OF DEBT SECURITIES

In this section describing the Debt Securities, the terms "Corporation" and "FSD Pharma" refer only to FSD Pharma Inc. without any of its subsidiaries. This section describes the general terms that will apply to any Debt Securities issued pursuant to this Prospectus. The specific terms of the Debt Securities, and the extent to which the general terms described in this section apply to those Debt Securities, will be set forth in the applicable Prospectus Supplement.

The Debt Securities will be issued in one or more series under an indenture (the "Indenture") to be entered into between FSD Pharma and one or more trustees (the "Trustee") that will be named in a Prospectus Supplement for a series of Debt Securities. To the extent applicable, the Indenture will be subject to and governed by the United States Trust Indenture Act of 1939, as amended. A copy of the form of the Indenture to be entered into will be filed with the SEC as an exhibit to the registration statement. The description of certain provisions of the Indenture in this section is not intended to be complete and is qualified in its entirety by reference to the provisions of the Indenture. Terms used in this summary that are not otherwise defined herein have the meaning ascribed to them in the Indenture.

The Corporation may issue Debt Securities and incur additional indebtedness other than through the offering of Debt Securities pursuant to this Prospectus.

General

The Indenture does not limit the aggregate principal amount of Debt Securities which the Corporation may issue under the Indenture and does not limit the amount of other indebtedness that the Corporation may incur. The Indenture provides that the Corporation may issue Debt Securities from time to time in one or more series which may be denominated and payable in U.S. dollars, Canadian dollars or any other currency. Unless otherwise indicated in the applicable Prospectus Supplement, the Indenture permits the Corporation, without the consent of the holders of any Debt Securities, to increase the principal amount of any series of Debt Securities the Corporation has previously issued under the Indenture and to issue such increased principal amount.

The applicable Prospectus Supplement will set forth the following terms relating to the Debt Securities offered by such Prospectus Supplement (the "Offered Securities"):

  the specific designation of the Offered Securities; any limit on the aggregate principal amount of the Offered Securities; the date or dates, if any, on which the Offered Securities will mature and the portion (if less than all of the principal amount) of the Offered Securities payable upon declaration of acceleration of maturity;
  the rate or rates (whether fixed or variable) at which the Offered Securities will bear interest, if any, the date or dates from which any such interest will accrue and on which any such interest will be payable and the record dates for any interest payable on the Offered Securities that are in registered form;
  the terms and conditions under which the Corporation may be obligated to redeem, repay or purchase the Offered Securities pursuant to any sinking fund or analogous provisions or otherwise;

  the terms and conditions upon which the Corporation may redeem the Offered Securities, in whole or in part, at its option;
  any covenants applicable to the Offered Securities;
  the terms and conditions for any conversion or exchange of the Offered Securities for any other securities;
  whether the Offered Securities will be issuable in registered form or bearer form or both, and, if issuable in bearer form, the restrictions as to the offer, sale and delivery of the Offered Securities which are in bearer form and as to exchanges between registered form and bearer form;
  whether the Offered Securities will be issuable in the form of registered global securities ("Global Securities"), and, if so, the identity of the depositary for such registered Global Securities;
  the denominations in which registered Offered Securities will be issuable, if other than denominations of US$2,000 and integral multiples of US$1,000 and the denominations in which bearer Offered Securities will be issuable, if other than US$5,000;
  each office or agency where payments on the Offered Securities will be made (if other than the offices or agencies described under the heading "Payment" below) and each office or agency where the Offered Securities may be presented for registration of transfer or exchange;
  if other than U.S. dollars, the currency in which the Offered Securities are denominated or the currency in which the Corporation will make payments on the Offered Securities;
  any index, formula or other method used to determine the amount of payments of principal of (and premium, if any) or interest, if any, on the Offered Securities; and
  any other terms of the Offered Securities which apply solely to the Offered Securities, or terms described herein as generally applicable to the Debt Securities which are not to apply to the Offered Securities.

Unless otherwise indicated in the applicable Prospectus Supplement:

  holders may not tender Debt Securities to the Corporation for repurchase; and
  the rate or rates of interest on the Debt Securities will not increase if the Corporation becomes involved in a highly leveraged transaction or the Corporation is acquired by another entity.

The Corporation may issue Debt Securities under the Indenture bearing no interest or interest at a rate below the prevailing market rate at the time of issuance and, in such circumstances, the Corporation may offer and sell those Debt Securities at a discount below their stated principal amount. The Corporation will describe in the applicable Prospectus Supplement any Canadian and U.S. federal income tax consequences and other special considerations applicable to any discounted Debt Securities or other Debt Securities offered and sold at par which are treated as having been issued at a discount for Canadian and/or U.S. federal income tax purposes.

Any Debt Securities issued by the Corporation will be direct, unconditional and unsecured obligations of the Corporation and will rank equally among themselves and with all of the Corporation's other unsecured, unsubordinated obligations, except to the extent otherwise required by mandatory provisions of law. Debt Securities issued by the Corporation will be structurally subordinated to all existing and future liabilities, including trade payables and other indebtedness, of the Corporation's subsidiaries. The Corporation will agree to provide to the Trustee (i) annual reports containing audited financial statements and (ii) quarterly reports for the first three quarters of each fiscal year containing unaudited financial information.

Form, Denomination, Exchange and Transfer

Unless otherwise indicated in the applicable Prospectus Supplement, the Corporation will issue Debt Securities only in fully registered form without coupons, and in denominations of US$2,000 and integral multiples of US$1,000. Debt Securities may be presented for exchange and registered Debt Securities may be presented for registration of transfer in the manner to be set forth in the Indenture and in the applicable Prospectus Supplement. The Corporation may, however, require payment sufficient to cover any taxes or other governmental charges due in connection with the exchange or transfer. The Corporation will appoint the Trustee as security registrar. Bearer Debt Securities and the coupons applicable thereto will be transferable by delivery.

Payment

Unless otherwise indicated in the applicable Prospectus Supplement, the Corporation will make payments on registered Debt Securities (other than Global Securities) at the office or agency of the Trustee, except that the Corporation may choose to pay interest (a) by cheque mailed to the address of the person entitled to such payment as specified in the security register, or (b) by wire transfer to an account maintained by the person entitled to such payment as specified in the security register. Unless otherwise indicated in the applicable Prospectus Supplement, the Corporation will pay any interest due on registered Debt Securities to the persons in whose name such registered Securities are registered on the day or days specified in the applicable Prospectus Supplement.

Registered Global Securities

Unless otherwise indicated in the applicable Prospectus Supplement, Registered Debt Securities of a series will be issued in global form that will be deposited with, or on behalf of, a depositary (the "Depositary") identified in the Prospectus Supplement. Global Securities will be registered in the name of the Depositary, and the Debt Securities included in the Global Securities may not be transferred to the name of any other direct holder unless the special circumstances described below occur. Any person wishing to own Debt Securities issued in the form of Global Securities must do so indirectly by virtue of an account with a broker, bank or other financial institution that, in turn, has an account with the Depositary.

Special Investor Considerations for Global Securities

The Corporation's obligations under the Indenture, as well as the obligations of the Trustee and those of any third parties employed by the Corporation or the Trustee, run only to persons who are registered as holders of Debt Securities. For example, once the Corporation makes payment to the registered holder, the Corporation has no further responsibility for the payment even if that holder is legally required to pass the payment along to an investor but does not do so. As an indirect holder, an investor's rights relating to a Global Security will be governed by the account rules of the investor's financial institution and of the Depositary, as well as general laws relating to debt securities transfers.

An investor should be aware that when Debt Securities are issued in the form of Global Securities:

  the investor cannot have Debt Securities registered in his or her own name;
  the investor cannot receive physical certificates for his or her interest in the Debt Securities;
  the investor must look to his or her own bank, brokerage firm or other financial institution for payments on the Debt Securities and protection of his or her legal rights relating to the Debt Securities;
  the investor may not be able to sell interests in the Debt Securities to some insurance companies and other institutions that are required by law to hold the physical certificates of Debt Securities that they own;
  the Depositary's policies will govern payments, transfers, exchange and other matters relating to the investor's interest in the Global Security;
  the Corporation and the Trustee will have no responsibility for any aspect of the Depositary's actions or for its records of ownership interests in the Global Security;

  the Corporation and the Trustee also do not supervise the Depositary in any way; and
  the Depositary will usually require that interests in a Global Security be purchased or sold within its system using same-day funds.

Special Situations When Global Security Will be Terminated

In a few special situations described below, a Global Security will terminate and interests in it will be exchanged for physical certificates representing Debt Securities. After that exchange, an investor may choose whether to hold Debt Securities directly or indirectly through an account at its bank, brokerage firm or other financial institution. Investors must consult their own banks, brokers or other financial institutions to find out how to have their interests in Debt Securities transferred into their own names, so that they will be registered holders of the Debt Securities represented by each Global Security.

The special situations for termination of a Global Security are:

  when the Depositary notifies the Corporation that it is unwilling, unable or no longer qualified to continue as Depositary (unless a replacement Depositary is named); and
  when and if the Corporation decides to terminate a Global Security.

The Prospectus Supplement may list situations for terminating a Global Security that would apply only to the particular series of Debt Securities covered by the Prospectus Supplement. When a Global Security terminates, the Depositary (and not the Corporation or the Trustee) will be responsible for deciding the names of the institutions that will be the initial direct holders.

Events of Default

Unless otherwise specified in the applicable Prospectus Supplement, the term "Event of Default" with respect to Debt Securities of any series means any of the following:

(a) default in the payment of the principal of (or any premium on) any Debt Security of that series at its Maturity that continues for a period of five business days;

(b) default in the payment of any interest on any Debt Security of that series when it becomes due and payable, and continuance of such default for a period of 30 days;

(c) default in the deposit of any sinking fund payment, when the same become due by the terms of the Debt Securities of that series;

(d) default in the performance, or breach, of any other covenant or agreement of the Corporation in the Indenture in respect of the Debt Securities of that series (other than a covenant or agreement for which default or breach is specifically dealt with elsewhere in the Indenture), where such default or breach continues for a period of 90 days after written notice thereof to the Corporation by the Trustee or the holders of at least 25 per cent in principal amount of all outstanding Debt Securities affected thereby;

(e) certain events of bankruptcy, insolvency or reorganization; or

(f) any other event of default provided with respect to the Debt Securities of that series.

If an Event of Default occurs and is continuing with respect to Debt Securities of any series, then the Trustee or the holders of not less than 25 per cent in principal amount of the outstanding Debt Securities of that series may require the principal amount (or, if the Debt Securities of that series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of that series) of all the outstanding Debt Securities of that series and any accrued but unpaid interest on such Debt Securities be paid immediately. However, at any time after a declaration of acceleration with respect to Debt Securities of any series or all series affected (or of all series, as the case may be) has been made and before a judgment or decree for payment of the money due has been obtained, the holders of a majority in principal amount of the outstanding Debt Securities of such series or of all series affected (or of all series, as the case may be), by written notice to the Corporation and the Trustee, may, under certain circumstances, rescind and annul such acceleration. The applicable Prospectus Supplement will contain provisions relating to acceleration of the maturity of a portion of the principal amount of Original Issue Discount Securities upon the occurrence of any Event of Default and the continuation thereof.

Other than its duties in the case of an Event of Default, the Trustee will not be obligated to exercise any of its rights and powers under the Indenture at the request or direction of any of the holders, unless the holders have offered to the Trustee reasonable indemnity. If the holders provide reasonable indemnity, the holders of a majority in principal amount of the outstanding Debt Securities of all series affected by an Event of Default may, subject to certain limitations, direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Debt Securities of all series affected by such Event of Default.

No holder of a Debt Security of any series will have any right to institute any proceedings, unless:

  such holder has previously given to the Trustee written notice of a continuing Event of Default with respect to the Debt Securities of that series;
  the holders of at least 25 per cent in principal amount of the outstanding Debt Securities of all series affected by such Event of Default have made written request and have offered reasonable indemnity to the Trustee to institute such proceedings as trustee; and
  the Trustee has failed to institute such proceeding, and has not received from the holders of a majority in the aggregate principal amount of outstanding Debt Securities of all series affected by such Event of Default a direction inconsistent with such request, within 60 days after such notice, request and offer.

However, these limitations do not apply to a suit instituted by the holder of a Debt Security for the enforcement of payment of principal of or interest on such Debt Security on or after the applicable due date of such payment.

The Corporation will be required to furnish to the Trustee annually an officers' certificate as to the performance of certain of its obligations under the Indenture and as to any default in such performance.

Defeasance

In this section, the term "defeasance" means discharge from some or all of the Corporation's obligations under the Indenture with respect to Debt Securities of a particular series. Unless otherwise stated in the applicable Prospectus Supplement, if the Corporation deposits with the Trustee sufficient cash or government securities to pay the principal, interest, any premium and any other sums due to the stated maturity or a redemption date of the Debt Securities of a particular series, then at its option:

  the Corporation will be discharged from its obligations with respect to the Debt Securities of such series with certain exceptions, and the holders of the Debt Securities of the affected series will not be entitled to the benefits of the Indenture except for registration of transfer and exchange of Debt Securities and replacement of lost, stolen or mutilated Debt Securities and certain other limited rights. Such holders may look only to such deposited funds or obligations for payment; or
  the Corporation will no longer be under any obligation to comply with certain covenants under the Indenture, and certain Events of Default will no longer apply to it.

Unless otherwise stated in the applicable Prospectus Supplement, to exercise defeasance the Corporation also must deliver to the Trustee:

  an opinion of U.S. counsel to the effect that the deposit and related defeasance would not cause the holders of the Debt Securities of the applicable series to recognize income, gain or loss for U.S. federal income tax purposes and that holders of the Debt Securities of that series will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred; and
  an opinion of Canadian counsel or a ruling from Canada Revenue Agency that there would be no such recognition of income, gain or loss for Canadian federal or provincial income tax purposes and that holders of the Debt Securities of that series will be subject to Canadian federal and provincial income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred.

In addition, unless otherwise stated in the applicable Prospectus Supplement, in connection with any defeasance, no Event of Default with respect to the Debt Securities of the applicable series can have occurred and the Corporation cannot be an insolvent person under the Bankruptcy and Insolvency Act (Canada). In order for U.S. counsel to deliver the opinion that would allow the Corporation to be discharged from all of its obligations under the Debt Securities of any series, the Corporation must have received from, or there must have been published by, the Internal Revenue Service a ruling, or there must have been a change in law so that the deposit and defeasance would not cause holders of the Debt Securities of such series to recognize income, gain or loss for U.S. federal income tax purposes and so that such holders would be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred.

Modifications and Waivers

The Corporation may modify or amend the Indenture with the consent of the holders of a majority in aggregate principal amount of the outstanding Debt Securities of all series affected by such modification or amendment; provided, however, unless otherwise stated in the applicable Prospectus Supplement, that the Corporation will be required to receive consent from the holder of each outstanding Debt Security of such affected series to:

  change the stated maturity of the principal of, or interest on, such outstanding Debt Security;
  reduce the principal amount of or interest on such outstanding Debt Security;
  reduce the amount of the principal payable upon the acceleration of the maturity of an outstanding Original Issue Discount Security;
  change the place or currency of payments on such outstanding Debt Security;
  reduce the percentage in principal amount of outstanding Debt Securities of such series, from which the consent of holders is required to modify or amend the Indenture or waive compliance with certain provisions of the Indenture or waive certain defaults; or
  modify any provisions of the Indenture relating to modifying or amending the Indenture or waiving past defaults or covenants except as otherwise specified.

The holders of a majority in principal amount of Debt Securities of any series or of the affected series may waive the Corporation's compliance with certain restrictive provisions of the Indenture with respect to such series. The holders of a majority in principal amount of outstanding Debt Securities of all series with respect to which an Event of Default has occurred may waive any past default under the Indenture, except a default in the payment of the principal of or interest on any Debt Security or in respect of any item listed above.

The Indenture or the Debt Securities may be amended or supplemented, without the consent of any holder of such Debt Securities, in order to, among other things, cure any ambiguity or inconsistency, comply with applicable law or to make any change, in any case, that does not have a materially adverse effect on the rights of any holder of such Debt Securities.

Consent to Jurisdiction and Service

Unless otherwise stated in the applicable Prospectus Supplement, under the Indenture, the Corporation will irrevocably appoint an authorized agent upon which process may be served in any suit, action or proceeding arising out of or relating to the Securities or the Indenture that may be instituted in any United States federal or New York state court located in The City of New York, and will submit to such non-exclusive jurisdiction.

Governing Law

Unless otherwise stated in the applicable Prospectus Supplement, the Indenture and the Debt Securities will be governed by and construed in accordance with the laws of the State of New York.

Enforceability of Judgments

Since most of the assets of the Corporation are outside the United States, any judgment obtained in the United States against the Corporation would need to be satisfied by seeking enforcement of such judgment in a court located outside of the United States.

It may be difficult for holders of the Debt Securities to effect service of process in the United States on the directors, controlling persons and officers of the Corporation and the experts named in this Prospectus and any Prospectus Supplement who are not residents of the United States or to enforce against them in the United States judgments of courts of the United States predicated upon the civil liability provisions of the United States federal or state securities laws or other laws of the United States. We have been advised by Bennett Jones LLP, our Canadian legal counsel, that there may be doubt as to the enforceability, in original actions in Canadian courts, of liabilities predicated upon the United States federal or state securities laws or other laws of the United States and as to the enforceability in Canadian courts of the judgments of United States courts obtained in actions predicated upon the civil liability provisions of United States federal or state securities laws or other laws of the United States.

The Trustee

The Trustee under the Indenture or its affiliates may provide banking and other services to the Corporation in the ordinary course of their business.

The Indenture will contain certain limitations on the rights of the Trustee, as long as it or any of its affiliates remains the Corporation's creditor, to obtain payment of claims in certain cases or to realize on certain property received on any claim as security or otherwise. The Trustee and its affiliates will be permitted to engage in other transactions with the Corporation. If the Trustee or any affiliate acquires any conflicting interest and a default occurs with respect to the Debt Securities, the Trustee must eliminate the conflict or resign.

DESCRIPTION OF UNITS

We may issue Units comprised of one or more of the other Securities described in this Prospectus in any combination. Each Unit will be issued so that the holder of the Unit is also the holder of each Security included in the Unit. Thus, the holder of a Unit will have the rights and obligations of a holder of each included Security. The unit agreement, if any, under which a Unit is issued may provide that the Securities included in the Unit may not be held or transferred separately, at any time or at any time before a specified date.

The particular terms and provisions of Units offered by any Prospectus Supplement, and the extent to which the general terms and provisions described below may apply thereto, will be described in the Prospectus Supplement filed in respect of such Units.

The particular terms of each issue of Units will be described in the related Prospectus Supplement. This description will include, where applicable:

  the designation and aggregate number of Units offered;

  the price at which the Units will be offered;

  if other than Canadian dollars, the currency or currency unit in which the Units are denominated;

  the terms of the Units and of the Securities comprising the Units, including whether and under what circumstances those securities may be held or transferred separately;

  the number of Securities that may be purchased upon exercise of each Unit and the price at which and currency or currency unit in which that amount of Securities may be purchased upon exercise of each Unit;

  any provisions for the issuance, payment, settlement, transfer or exchange of the Units or of the Securities comprising the Units; and

  any other material terms, conditions and rights (or limitations on such rights) of the Units.

We reserve the right to set forth in a Prospectus Supplement specific terms of the Units that are not within the options and parameters set forth in this Prospectus. In addition, to the extent that any particular terms of the Units described in a Prospectus Supplement differ from any of the terms described in this Prospectus, the description of such terms set forth in this Prospectus shall be deemed to have been superseded by the description of such differing terms set forth in such Prospectus Supplement with respect to such Units.

SELLING SECURITYHOLDERS

This Prospectus may also, from time to time, relate to the offering of Securities by way of a secondary offering by certain selling securityholders. The terms under which the Securities will be offered by selling securityholders will be described in the applicable Prospectus Supplement. The Prospectus Supplement for or including any offering of the Securities by selling securityholders will include, without limitation, where applicable: (i) the names of the selling securityholders; (ii) the number or amount of our Securities of the class being distributed owned, controlled or directed by each selling securityholder; (iii) the number or amount of our Securities of the class being distributed for the account of each selling securityholder; (iv) the number or amount of Securities of any class, to be owned, controlled or directed by the selling securityholders after the distribution and the percentage that number or amount represents of the total number of our outstanding Securities; (v) whether the Securities of the class being distributed are owned by the selling securityholders both of record and beneficially, of record only or beneficially only; (vi) if the selling securityholder purchased the Securities of the class being distributed within two years preceding the date of the Prospectus Supplement, the date or dates the selling securityholder acquired the Securities; and (vii) if the selling securityholder acquired the Securities of the class being distributed in the 12 months preceding the date of the Prospectus, the cost thereof to the securityholder in the aggregate and on a per Security basis.

RISK FACTORS

Risk factors relating to our business are discussed in our AIF and Q3 2019 MD&A, and certain other documents incorporated by reference or deemed to be incorporated by reference into this Prospectus, which risk factors are incorporated by reference into this Prospectus. Prospective purchasers of Securities should consider carefully such risk factors, as well as the other information contained in and incorporated by reference into this Prospectus and, if applicable, in the applicable Prospectus Supplement before purchasing Securities offered hereby. If any event arising from these risks occurs, our business, prospects, financial condition, results of operations or cash flows, or your investment in the Securities could be materially adversely affected. You could lose all or part of your investment in the Securities.

CERTAIN INCOME TAX CONSIDERATIONS

The applicable Prospectus Supplement may describe certain Canadian federal income tax consequences which may be applicable to a purchaser of Securities offered thereunder, and may also include a discussion of certain U.S. federal income tax consequences to the extent applicable. Prospective investors should consult their own tax advisors prior to deciding to purchase any of the Securities.

LEGAL MATTERS

Unless otherwise specified in the Prospectus Supplement, certain legal matters relating to the offering of the Securities will be passed upon for us by Bennett Jones LLP, Toronto, Ontario concerning matters of Canadian law and Paul, Weiss, Rifkind, Wharton & Garrison LLP, New York, New York concerning matters of U.S. law.

In addition, certain legal matters in connection with any offering of securities will be passed upon for any Underwriters to be designated at the time of the offering by such Underwriters with respect to matters of Canadian and U.S. law.

As of the date of this Prospectus, to the best of our knowledge, the partners and associates of Bennett Jones LLP, as a group, beneficially own, directly or indirectly, less than 1% of our outstanding securities.

AGENT FOR SERVICE OF PROCESS

R. Bokhari, S. Buyer, R. Ciaruffoli, J. Datin, L. Kaiser and D. Urban are directors of the Corporation who reside outside of Canada. Each of these directors has appointed Bennett Jones LLP, 3400 One First Canadian Place, P.O. Box 130, Toronto, Ontario, Canada, M5X 1A4, as their agent for service of process. Prospective investors are advised that it may not be possible for investors to enforce judgements obtained in Canada against any person that resides outside of Canada, even if the party has appointed an agent for service of process.

AUDITORS

Our financial statements as at December 31, 2018 and 2017 and for each of the years in the two year period ended December 31, 2018, which are incorporated by reference into this Prospectus, were audited by McGovern Hurley LLP, an independent registered public accounting firm, as indicated in their report dated May 3, 2019 which is also incorporated by reference into this Prospectus, and are incorporated herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said report. McGovern Hurley LLP has confirmed with respect to the Corporation, that, at all relevant times, they were independent within the meaning of the relevant rules and related interpretations prescribed by the relevant professional bodies in Canada and any applicable legislation or regulations and also were, at all relevant times, independent accountants with respect to the Corporation within the meaning of the applicable rules and regulations adopted by the SEC and the Public Company Accounting Oversight Board (United States) (PCAOB).

Subsequent to completion of the audit of the FY 2018 Financial Statements, McGovern Hurley LLP resigned as the independent auditors of the Corporation, at our request, effective November 19, 2019. The Audit Committee of the Board of Directors of the Corporation considered the resignation of McGovern Hurley LLP and approved the appointment of MNP LLP, as the successor auditors of the Corporation. The Notice of Change of Auditor reporting package in respect of this change of auditor as required under Part 4 of National Instrument 51-102 - Continuous Disclosure Obligations was filed by the Corporation on November 29, 2019 and is available on the Corporation's SEDAR profile at www.sedar.com.

As of the date hereof, McGovern Hurley LLP, and its partners and associates, beneficially own, directly or indirectly, less than 1% of our outstanding securities.

DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT

The following documents have been or will be filed with the SEC as part of the registration statement on Form F-10 of which this Prospectus forms a part:

  the documents referred to under "Documents Incorporated by Reference" in this Prospectus;

  the consent of McGovern Hurley LLP;

  the consent of our Canadian counsel, Bennett Jones LLP;

  the powers of attorney from our directors and officers; and

  a form of indenture relating to Debt Securities.

A copy of the form of warrant agreement, subscription receipt agreement or statement of eligibility of trustee on Form T-1, as applicable, will be filed by post-effective amendment or by incorporation by reference to documents filed or furnished with the SEC under the U.S. Exchange Act.

PART II

INFORMATION NOT REQUIRED TO BE DELIVERED
TO OFFEREES OR PURCHASERS

Indemnification of Directors and Officers

Under the Business Corporations Act (Ontario), the Registrant may indemnify a director or officer of the Registrant, a former director or officer of the Registrant or another individual who acts or acted at the Registrant's request as a director or officer, or an individual acting in a similar capacity, of another entity (each of the foregoing, an "individual"), against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the Registrant or other entity, on the condition that (i) such individual acted honestly and in good faith with a view to the best interests of the Registrant or, as the case may be, to the best interests of the other entity for which the individual acted as a director or officer or in a similar capacity at the Registrant's request; and (ii) if the matter is a criminal or administrative action or proceeding that is enforced by a monetary penalty, the Registrant shall not indemnify the individual unless the individual had reasonable grounds for believing that his or her conduct was lawful.

Further, the Registrant may, with the approval of a court, indemnify an individual in respect of an action by or on behalf of the Registrant or other entity to obtain a judgment in its favor, to which the individual is made a party because of the individual's association with the Registrant or other entity against all costs, charges and expenses reasonably incurred by the individual in connection with such action, if the individual fulfills the conditions in (i) and (ii) above. Such individuals are entitled to indemnification from the Registrant in respect of all costs, charges and expenses reasonably incurred by the individual in connection with the defense of any civil, criminal, administrative, investigative or other proceeding to which the individual is subject because of the individual's association with the Registrant or other entity as described above, provided the individual seeking an indemnity: (A) was not judged by a court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done; and (B) fulfills the conditions in (i) and (ii) above.

The by-laws of the Registrant provide that the Registrant shall indemnify the directors and officers of the Registrant, former directors or officers of the Registrant, any individual who acts or has acted at the Registrant's request as a director or officer of a body corporate of which the Registrant is or was a shareholder or creditor, and that individual's heirs and legal representatives (each an "Indemnified Person") from and against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment which is reasonably incurred by such Indemnified Person in respect of (a) any civil, criminal, or administrative action or proceeding to which such Indemnified Person is made party by reason of being or having been a director or officer of the Registrant or body corporate, provided that in the case of a criminal or administrative action or proceding that is enforced by a monetary penalty, such Indemnified Party had reasonable grounds for believing its conduct was lawful; and (b) an action by or on behalf of the Registrant or body corporate to procure a judgement in its favour to which such Indemnified Person is made a party by reason of being or having been a director or officer of the Registrant, as long as (A) such Indemnified Person acted honestly and in good faith with a view to the best interests of the Registrant and (B) court approval has been obtained.

The Registrant maintains directors' and officers' liability insurance which insures directors and officers for losses as a result of claims against the directors and officers of the Registrant in their capacity as directors and officers and also reimburses the Registrant for payments made pursuant to the indemnity provisions under the by-laws of the Registrant and the Business Corporations Act (Ontario).

* * *

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is therefore unenforceable.

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The exhibits listed in the exhibit index, appearing elsewhere in this Registration Statement, have been filed as part of this Registration Statement.

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PART III

UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

Item 1.  Undertaking

The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Commission staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to Form F-10 or to transactions in said securities.

Item 2.  Consent to Service of Process

A written Appointment of Agent for Service of Process and Undertaking on Form F-X for the Registrant and its agent for service of process is being filed concurrently herewith.

Any change to the name or address of the agent for service of process of the Registrant shall be communicated promptly to the Commission by amendment to Form F-X referencing the file number of this Registration Statement on Form F-10.

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EXHIBIT INDEX

Exhibit Number	Description

4.1

Annual information form of the Registrant dated May 13, 2019 for the fiscal year ended December 31, 2018 (incorporated by reference to Exhibit No. 99.32 to the Registrant’s Form 40-F, filed with the Commission on December 6, 2019 (the “Form 40-F”)).

4.2

Audited consolidated financial statements (amended) as at December 31, 2018 and December 31, 2017 and for the years ended December 31, 2018 and, December 31, 2017, together with the notes thereto, and the auditors’ report thereon (incorporated by reference to Exhibit No. 99.51 to the Form 40-F).

4.3

Management’s discussion and analysis of financial condition and results of operations dated May 3, 2019 for the year ended December 31, 2018 (incorporated by reference to Exhibit No. 99.43 to the Form 40-F).

4.4	Condensed consolidated interim financial statements as at and for the three and nine month periods ended September 30, 2019 and 2018 (incorporated by reference to Exhibit No. 99.46 to the Form 40-F).

4.5

Interim management’s discussion and analysis of financial condition and results of operations (revised) dated December 2, 2019 for the three and nine months ended September 30, 2019 (incorporated by reference to Exhibit No. 99.47 to the Form 40-F).

4.6	Material change report dated May 17, 2019 (incorporated by reference to Exhibit No. 99.33 to the Form 40-F).

4.7	Material change report dated July 8, 2019 (incorporated by reference to Exhibit No. 99.37 to the Form 40-F).

4.8	Material change report dated September 9, 2019 (incorporated by reference to Exhibit No. 99.41 to the Form 40-F).

4.9	Material change report dated November 8, 2019 (incorporated by reference to Exhibit No. 99.44 to the Form 40-F).

4.10

Management proxy circular dated November 14, 2019 relating to the annual general and special meeting of shareholders held on December 16, 2019 (incorporated by reference to Exhibit No. 99.45 to the Form 40-F).

5.1	Consent of McGovern Hurley LLP.

*5.2	Consent of Bennett Jones LLP.

6.1	Powers of Attorney (included on the signature page of this Registration Statement).

*7.1	Form of Indenture.

_______________________________
* To be filed by amendment.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Cobourg, Ontario, on February 28, 2020.

FSD PHARMA INC.

By: /s/ Raza Bokhari
Name: Raza Bokhari
Title: Chief Executive Officer and Executive Co-Chairman

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POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Raza Bokhari, Anthony Durkacz and Donal Carroll, or any of them, his or her true and lawful attorneys-in-fact and agents, each of whom may act alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, including post-effective amendments, and any and all additional registration statements (including amendments and post-effective amendments thereto) in connection with any increase in the amount of securities registered with the Securities and Exchange Commission, and to file the same, with all exhibits thereto, and other documents and in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, and hereby ratifies and confirms all his or her said attorneys-in-fact and agents or any of them or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

Signature	Capacity	Date

/s/ Raza Bokhari Raza Bokhari	Chief Executive Officer, Executive Co-Chairman and Director (Principal Executive Officer)	February 28, 2020

/s/ Donal Carroll Donal Carroll	Chief Financial Officer (Principal Financial and Accounting Officer)	February 28, 2020

/s/ Anthony Durkacz Anthony Durkacz	Executive Co-Chairman and Director	February 28, 2020

/s/ Zeeshan Saeed Zeeshan Saeed	President and Director	February 28, 2020

/s/ Stephen Buyer Stephen Buyer	Director	February 28, 2020

/s/ Robert J. Ciaruffoli Robert J. Ciaruffoli	Director	February 28, 2020

/s/ James A. Datin James A. Datin	Director	February 28, 2020

/s/ Gerald Goldberg Gerald Goldberg	Director	February 28, 2020

/s/ Larry Kaiser Larry Kaiser	Director	February 28, 2020

/s/ David Urban David Urban	Director	February 28, 2020

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AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, the undersigned has signed this Registration Statement, in the capacity of the duly authorized representative of the Registrant in the United States, on February 28, 2020.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Managing Director

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